UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 30, 2015

HALOZYME THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32335	88-0488686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11388 Sorrento Valley Road, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 794-8889

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 30, 2015, Halozyme, Inc., a California corporation (“Halozyme”) and wholly-owned subsidiary of Halozyme Therapeutics, Inc., a Delaware corporation, Halozyme Royalty LLC, a Delaware limited liability company and wholly-owned subsidiary of Halozyme (“Halozyme Royalty”), BioPharma Credit Investments IV Sub, LP, a Cayman Islands exempted limited partnership managed by Pharmakon Advisors (“BioPharma”), as collateral agent and a lender, and Athyrium Opportunities II Acquisition LP, as a lender (“Athyrium” and together with BioPharma, collectively, the “Lenders”) entered into a credit agreement (the “Credit Agreement”). Upon the closing of the transaction contemplated by the Credit Agreement, which, subject to the satisfaction of specified closing conditions, is expected to occur within 15 business days of the date of the Credit Agreement (the “Closing Date”):

(i)             Halozyme will transfer to Halozyme Royalty, pursuant to a purchase and sale agreement between Halozyme and Halozyme Royalty (the “Purchase Agreement”) the right to receive:

a.              royalty payments on the commercial sales of rHuPH20, Halozyme’s proprietary recombinant human hyaluronidase, owed by Baxalta US Inc. and Baxalta GmbH (collectively, “Baxalta”) to Halozyme under that certain Enhanze Technology License and Collaboration Agreement (Biologic), dated as of September 7, 2007, by and between Halozyme and Baxalta, as amended (the “Baxalta License Agreement”) as well as certain royalty-related payments, if any, owed by Baxalta with respect to the underpayment of royalties pursuant to the Baxalta License Agreement and any payments made by Baxalta to Halozyme pursuant to Baxalta’s indemnification obligations under the Baxalta License Agreement (collectively, the “Baxalta Royalty Payments”);

b.              royalty payments on the commercial sales of rHuPH20 owed by F. Hoffman-La Roche Ltd. and Hoffmann-La Roche Inc. (collectively, “Roche”) to Halozyme under that certain License and Collaboration Agreement, dated as of December 5, 2006, by and between Halozyme and Roche, as amended (the “Roche License Agreement” and together with the Baxalta License Agreement, the “License Agreements”) as well as certain royalty-related payments, if any, owed by Roche with respect to the underpayment of royalties pursuant to the Roche License Agreement and any payments made by Roche to Halozyme pursuant to Roche’s indemnification obligations under the Roche License Agreement (collectively, the “Roche Royalty Payments” and together with the Baxalta Royalty Payments, the “Royalty Payments”);

(ii)          the Lenders will loan to Halozyme Royalty $150 million that, together with accrued interest, will be repaid by Halozyme Royalty from time to time from the proceeds of the Royalty Payments (the “Loan”).

Pursuant to the terms of the Credit Agreement, on the Closing Date, and subject to the satisfaction of specified closing conditions, the Lenders will make the Loan to Halozyme Royalty. The Loan will bear interest at a rate per annum of the three-month LIBOR rate plus 8.75% (with the three-month LIBOR rate being subject to a floor of 0.70% and a cap of 1.50%). The Loan and accrued interest will be repaid by Halozyme Royalty from the proceeds of the Royalty Payments that it receives from time to time from Baxalta and Roche.

Quarterly Royalty Payments from Baxalta and Roche will first be applied to pay (i) escrow fees payable by Halozyme, (ii) certain expenses incurred by the Lenders in connection with the Credit Agreement and related transaction documents, including enforcement of their rights under the Credit Agreement and (iii) expenses incurred by Halozyme enforcing the right to indemnification under the License Agreements.  The Credit Agreement provides that none of the remaining Royalty Payments are required to be applied to the Loan prior to January 1, 2017, 50% of the remaining Royalty Payments are required to be applied to the Loan between January 1, 2017 and January 1, 2018 and thereafter all remaining Royalty Payments must be applied to the Loan.  Additionally, the amounts available to repay the Loan are subject to caps of $13.75 million per quarter in 2017, $18.75 million per quarter in 2018, $21.25 million per quarter in 2019 and $22.50 million per quarter in 2020.  Amounts available to repay the Loan will be applied first, to pay interest and second, to repay principal on the Loan.  Any accrued interest that is not paid on any applicable quarterly payment date will be capitalized and added to the principal balance of the Loan.  Halozyme Royalty will be entitled to receive and distribute to Halozyme any Royalty Payments that are not required to be applied to the Loan or which are in excess of the foregoing caps.

The final maturity date of the Loan will be, subject to earlier acceleration as further described below, the earlier of (i) the date when principal and interest is paid in full, (ii) the termination of Halozyme Royalty’s right to receive royalties under the License Agreements and (iii) December 31, 2050.  Under the terms of the Credit Agreement, at any time after January 1, 2019, Halozyme Royalty may, subject to certain limitations, prepay the outstanding principal of the Loan in whole or in part, at a price equal to 105% of the outstanding principal on the Loan, plus accrued but unpaid interest.

The obligations of Halozyme Royalty under the Credit Agreement to repay the Loan may be accelerated upon the occurrence of certain events of default under the Credit Agreement, including but not limited to:

•                  if any payment of principal is not made within three days of when such payment is due and payable or otherwise made in accordance with the terms of the Credit Agreement;

•                  if any representations or warranties made in the Credit Agreement or any other transaction document proves to be incorrect or misleading in any material respect when made;

•                  if there occurs a default in the performance of affirmative and negative covenants set forth in the Credit Agreement or any other transaction document;

•                  the failure by either Baxalta or Roche to pay material amounts owed under the License Agreements because of an actual breach or default by Halozyme under the License Agreements;

•                  the voluntary or involuntary commencement of bankruptcy proceedings by either Halozyme or Halozyme Royalty and other insolvency related defaults;

•                  any materially adverse effect on the binding nature of any of the transaction documents or the License Agreements; or

•                  Halozyme shall at any time cease to own, of record and beneficially, 100% of the equity interests in Halozyme Royalty.

The Credit Agreement contains covenants applicable to Halozyme and Halozyme Royalty, including certain visitation, information and audits rights granted to the collateral agent and the lenders and restrictions on the conduct of business, including as it relates to continued compliance with the License Agreements and specified affirmative actions regarding the escrow account established to facilitate payment of Royalty Payments to the Lenders or other specified parties.  The Credit Agreement also contains covenants solely applicable to Halozyme Royalty, including restrictions on incurring indebtedness, creating or granting liens, making acquisitions and making specified restricted payments.

In connection with the Loan, Halozyme Royalty will grant a first priority lien and security interest (subject only to permitted liens) in all of its assets and all real, intangible and personal property, including all of its right, title and interest in and to the Royalty Payments. The Loan constitutes an obligation of Halozyme Royalty, and is intended to be non-recourse to Halozyme and Halozyme Therapeutics, Inc.

The foregoing is a summary of the Credit Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which Halozyme Therapeutics, Inc. intends to file as an exhibit to its Annual Report on Form 10-K for the fiscal year ending December 31, 2015.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01.  Other Events.

On January 4, 2016, Halozyme Therapeutics, Inc. issued a press release announcing the entry into a $150 million credit agreement.  The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated January 4, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Halozyme Therapeutics, Inc.

January 4, 2016	By:	/s/ Harry J. Leonhardt,, Esq.
Harry J. Leonhardt,, Esq.
Senior Vice President, General
Counsel, Chief Compliance Officer
and Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press release dated January 4, 2016